                                                              EXHIBIT 1.A.(8)(a)

                                   AGREEMENT

                          AGREEMENT dated as of 1/11, 1993, by and between ML
Life Insurance Company of New York ("ML of New York"), a New York corporation, on its own behalf and on behalf of the ML of New York Variable Life Separate Account II (the "Separate Account"), and Merrill Lynch Funds Distributor, Inc. ("MLFD").

                              W I T N E S S E T H:

                          WHEREAS, the Separate Account is a separate account
established and maintained by ML of New York pursuant to the laws of the State of New York for certain variable life insurance contracts issued by ML of New York;

                          WHEREAS, the Separate Account is registered as a unit
investment trust under the Investment Company Act of 1940 ("Investment Company Act");

                          WHEREAS, the Merrill Lynch Series Fund, Inc. ("Series
Fund") is registered as an open-end management investment company organized as a series fund under the Investment Company Act and MLFD, pursuant to a written agreement, is acting as the principal underwriter for the Series Fund;

                          WHEREAS, the Series Fund is offering shares of ten of
its portfolios to the Separate Account;

                          WHEREAS, to the extent permitted by applicable
insurance laws and regulations, ML of New York intends to purchase shares in each of the offered portfolios on behalf of the Separate Account to fund the variable life insurance contracts and MLFD is authorized to sell such shares to unit investment trusts such as the Separate Account at no-load;

                          NOW, THEREFORE, ML of New York and MLFD hereby agree
as follows:

                          1.      MLFD agrees that it will sell to the Separate
Account those shares of the Series Fund which the Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt of the order for the shares of the portfolios of the Series Fund.

                          2.      All purchases of shares in the Series Fund by
ML of New York for its Separate Account from MLFD shall be at net asset value and no commission shall be payable to MLFD.

                          3.      A purchase of Fund shares shall be settled
within five business days after the transaction is effected.

                          4.      This Agreement shall remain in effect until
terminated by the mutual written consent of the parties hereto.

                          5.      This Agreement shall be subject to the
provisions of the Investment Company Act, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations, and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

                          6.      If any provision of this Agreement shall be
held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                          IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed as of the day and year first above written.

                                     ML LIFE INSURANCE COMPANY OF NEW YORK

Attest:                              By:     /S/ JOHN C. CIRINCION
                                        -----------------------------------
                                        Name:  John C. Cirincion
                                        Title: Vice President and Senior
                                                Counsel
      /S/ GRETA L. ULMER
------------------------------
Greta L. Ulmer



                                     ML LYNCH FUNDS DISTRIBUTORS, INC.

Attest:                              By:     /S/ TERRY K. GLENN
                                        -----------------------------------
                                        Name:  Terry K. Glenn
                                        Title: President

/S/ MICHAEL J. HENNEWINKEL
---------------------------
Michael J. Hennewinkel





                                     - 3 -